EXHIBIT 99


                        ASSOCIATED ESTATES REALTY CORPORATION
                    4TH QUARTER EARNINGS ANNOUNCEMENT RESCHEDULED
                                NEWS RELEASE NO. 99-03



               On January 25, 1999, Associated Estates Realty Corporation (NYSE:AEC) announced that it is determining the necessity of restating prior 1998 quarterly results to reflect the effect of increased accruals for property tax reassessments and increased millage rates in several Ohio communities. The total amount of all prior period adjustments is not expected to exceed $950,000, and will not have a negative impact on the fourth quarter earnings.

               As a result, the release of fourth quarter 1998 earnings that was originally scheduled for Tuesday, January 26, 1999 has been rescheduled to Wednesday, February 3, 1999. A conference call to review the quarterly results is also scheduled for February 3 at 10:00 am EST. The number for the conference call is 888-850-2545. A replay of the call will also be available from February 3 at 4:30 pm EST until Friday, February 5 at 5:00 pm EST by dialing 402-530-0498. For more information, contact Investor Relations at 1-800-440-2372, ext. 8752, or access the Company's web site on the Internet at www.aecrealty.com.

               Associated Estates Realty Corporation is a real estate investment trust ("REIT"), headquartered in Richmond Heights, Ohio, a suburb of Cleveland. The Company specializes in the development, acquisition, ownership and management of multifamily properties and currently owns, manages, or is a joint venture partner in more than 150 multifamily properties located in 14 states.

               For more information, please call Barbara E. Hasenstab, Vice President of Investor Relations, at 216-797-8798. This press release and other corporate information are also available on AEC's home page at www.aecrealty.com.